                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549


                                       FORM T-1

                               STATEMENT OF ELIGIBILITY
                        UNDER THE TRUST INDENTURE ACT OF 1939
                    OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                   CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

                          -------------------------------

                          THE FIRST NATIONAL BANK OF CHICAGO
                 (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

    A NATIONAL BANKING ASSOCIATION                              36-0899825
                                                           (I.R.S. EMPLOYER
                                                      IDENTIFICATION NUMBER)

ONE FIRST NATIONAL PLAZA, CHICAGO, ILLINOIS                60670-0126
    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)               (ZIP CODE)

                          THE FIRST NATIONAL BANK OF CHICAGO
                         ONE FIRST NATIONAL PLAZA, SUITE 0286
                            CHICAGO, ILLINOIS   60670-0286
               ATTN:  LYNN A. GOLDSTEIN, LAW DEPARTMENT (312) 732-6919
              (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                       ------------------------------------

                            MIDAMERICAN ENERGY FINANCING I
                 (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)



         IOWA                                         (TO BE APPLIED FOR)
   (STATE OR OTHER JURISDICTION OF                         (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)                     IDENTIFICATION NUMBER)

         666 GRAND AVENUE
         DES MOINES, IOWA                             50303-0657
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)              (ZIP CODE)


                                 PREFERRED SECURITIES
                         (TITLE OF INDENTURE SECURITIES)

ITEM 1.  GENERAL INFORMATION.  FURNISH THE FOLLOWING INFORMATION AS TO THE
         TRUSTEE:

         (a) NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

         Comptroller of Currency, Washington, D.C., Federal Deposit Insurance Corporation, Washington, D.C., The Board of Governors of the Federal Reserve System, Washington D.C.

         (b)  WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS.

         The trustee is authorized to exercise corporate trust powers.

ITEM 2. AFFILIATIONS WITH THE OBLIGOR. IF THE OBLIGOR IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.

         No such affiliation exists with the trustee.


ITEM 16. LIST OF EXHIBITS. LIST BELOW ALL EXHIBITS FILED AS A PART OF THIS STATEMENT OF ELIGIBILITY.

         1. A copy of the articles of association of the trustee now in effect.*

         2. A copy of the certificates of authority of the trustee to commence business.*

         3. A copy of the authorization of the trustee to exercise corporate trust powers.*

         4.   A copy of the existing by-laws of the trustee.*

         5.   Not Applicable.

         6.   The consent of the trustee required by Section 321(b) of the Act.

         7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

         8.   Not Applicable.

         9.   Not Applicable.


    Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in
    the City of Chicago and State of Illinois, on the   31st day of October,
    1996.


              THE FIRST NATIONAL BANK OF CHICAGO,
              TRUSTEE

              BY  /s/ R. D. Manella

                   RICHARD D. MANELLA
                   VICE PRESIDENT




* EXHIBITS 1, 2, 3 AND 4 ARE HEREIN INCORPORATED BY REFERENCE TO EXHIBITS BEARING IDENTICAL NUMBERS IN ITEM 16 OF THE FORM T-1 OF THE FIRST NATIONAL BANK OF CHICAGO, FILED AS EXHIBIT 25.1 TO THE REGISTRATION STATEMENT ON FORM S-3 OF SUNAMERICA INC. FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 25, 1996 (REGISTRATION NO. 333-14201).

                                      EXHIBIT 6


                         THE CONSENT OF THE TRUSTEE REQUIRED
                             BY SECTION 321(b) OF THE ACT


                                                      October 31, 1996



Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

In connection with the qualification of an Amended and Restated Trust Agreement of MidAmerican Energy Financing I, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                                  Very truly yours,

                                  THE FIRST NATIONAL BANK OF CHICAGO

                                  BY:  /S/ R. D. MANELLA
                                       RICHARD D. MANELLA
                                       VICE PRESIDENT

                                      EXHIBIT 7

Legal Title of Bank:    The First National Bank of Chicago Call Date: 06/30/96
                        ST-BK:  17-1630 FFIEC 031
Address:                One First National Plaza, Ste 0460           Page RC-1
City, State  Zip:       Chicago, IL  60670
FDIC Certificate No.:   0/3/6/1/8

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR JUNE 30, 1996

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET



                                                                        DOLLAR AMOUNTS IN                   C400            -
                                                                           THOUSANDS            RCFD      BIL MIL THOU
                                                                        ----------------        ----      ------------     ----
ASSETS
1.  Cash and balances due from depository institutions
    (from Schedule RC-A):

    a. Noninterest-bearing balances and currency and coin(1) . . . .                              0081      3,572,641      1.a.
    b. Interest-bearing balances(2). . . . . . . . . . . . . . . . .                              0071      6,958,367      1.b.
2.  Securities
    a. Held-to-maturity securities(from Schedule RC-B,
    column A). . . . . . . . . . . . . . . . . . . . . . . . . . . .                              1754              0      2.a.
    b. Available-for-sale securities (from Schedule RC-B,
    column D). . . . . . . . . . . . . . . . . . . . . . . . . . . .                              1773      1,448,974      2.b.
3.  Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and its Edge and
    Agreement subsidiaries, and in IBFs:

    a. Federal Funds sold. . . . . . . . . . . . . . . . . . . . . .                              0276      5,020,878      3.a.
    b. Securities purchased under agreements to resell . . . . . . .                              0277        918,688      3.b.
4.  Loans and lease financing receivables:
    a. Loans and leases, net of unearned income (from Schedule
    RC-C). . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      RCFD 2122 19,125,160                             4.a.
    b. LESS: Allowance for loan and lease losses . . . . . . . . . .      RCFD 3123    379,232                             4.b.
    c. LESS: Allocated transfer risk reserve . . . . . . . . . . . .      RCFD 3128          0                             4.c.
    d. Loans and leases, net of unearned income, allowance,
       and reserve (item 4.a minus 4.b and 4.c) . . . . . . . . . . . .                           2125     18,745,928      4.d.
5.  Assets held in trading accounts. . . . . . . . . . . . . . . . .                              3545      9,599,172      5.
6.  Premises and fixed assets (including capitalized leases) . . . .                              2145        623,289      6.
7.  Other real estate owned (from Schedule RC-M) . . . . . . . . . .                              2150          8,927      7.
8.  Investments in unconsolidated subsidiaries and associated
    companies (from Schedule RC-M) . . . . . . . . . . . . . . . . .                              2130         57,280      8.
9.  Customers' liability to this bank on acceptances outstanding . .                              2155        632,259      9.
10. Intangible assets (from Schedule RC-M) . . . . . . . . . . . . .                              2143        156,715     10.

11. Other assets (from Schedule RC-F). . . . . . . . . . . . . . . .                              2160      1,592,088     11.
12. Total assets (sum of items 1 through 11) . . . . . . . . . . . .                              2170     49,335,206     12.

--------------------------------


(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading

Legal Title of Bank:    The First National Bank of Chicago Call Date: 06/30/96
                        ST-BK:  17-1630 FFIEC 031
Address:                One First National Plaza, Ste 0460
                                                                     Page RC-2
City, State  Zip:       Chicago, IL  60670
FDIC Certificate No.:   0/3/6/1/8

SCHEDULE RC-CONTINUED

                                                                         Dollar Amounts In
                                                                             Thousands                    Bil Mil Thou
                                                                         ---------------                 -------------
LIABILITIES
13. Deposits:
    a. In domestic offices (sum of totals of columns
       A and C from Schedule RC-E, part 1) . . . . . . . . . . . . .     RCON 2200 16,878,870                             13.a.
       (1) Noninterest-bearing(1). . . . . . . . . . . . . . . . . .     RCON 6631  7,855,880                             13.a.(1)
       (2) Interest-bearing. . . . . . . . . . . . . . . . . . . . .     RCON 6636  9,022,990                             13.a.(2)
    b. In foreign offices, Edge and Agreement subsidiaries, and
       IBFs (from Schedule RC-E, part II). . . . . . . . . . . . . .                           RCFN 2200     12,677,057   13.b.
       (1) Noninterest bearing . . . . . . . . . . . . . . . . . . .     RCFN 6631    766,936                             13.b.(1)
       (2) Interest-bearing. . . . . . . . . . . . . . . . . . . . .     RCFN 6636 11,910,121                             13.b.(2)
14. Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of
    its Edge and Agreement subsidiaries, and in IBFs:
    a. Federal funds purchased . . . . . . . . . . . . . . . . . . .                           RCFD 0278      1,318,968    14.a.
    b. Securities sold under agreements to repurchase. . . . . . . .                           RCFD 0279      1,197,589    14.b.
15. a. Demand notes issued to the U.S. Treasury. . . . . . . . . . .                           RCON 2840        104,546    15.a.
    b. Trading Liabilities . . . . . . . . . . . . . . . . . . . . .                           RCFD 3548      6,431,784    15.b.

16. Other borrowed money:
    a. With original maturity of one year or less. . . . . . . . . .                           RCFD 2332      4,437,636    16.a.
    b. With original  maturity of more than one year . . . . . . . .                           RCFD 2333         75,308    16.b.
17. Mortgage indebtedness and obligations under capitalized
    leases . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                           RCFD 2910        283,041    17.
18. Bank's liability on acceptance executed and outstanding. . . . .                           RCFD 2920        632,259    18.
19. Subordinated notes and debentures. . . . . . . . . . . . . . . .                           RCFD 3200      1,275,000    19.
20. Other liabilities (from Schedule RC-G) . . . . . . . . . . . . .                           RCFD 2930        892,947    20.
21. Total liabilities (sum of items 13 through 20) . . . . . . . . .                           RCFD 2948     46,205,005    21.
22. Limited-Life preferred stock and related surplus . . . . . . . .                           RCFD 3282              0    22.
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus. . . . . . . . . .                           RCFD 3838              0    23.
24. Common stock . . . . . . . . . . . . . . . . . . . . . . . . . .                           RCFD 3230        200,858    24.
25. Surplus (exclude all surplus related to preferred stock) . . . .                           RCFD 3839      2,349,164    25.
26. a. Undivided profits and capital reserves. . . . . . . . . . . .                           RCFD 3632        584,878    26.a.
    b. Net unrealized holding gains (losses) on available-for-sale
       securities. . . . . . . . . . . . . . . . . . . . . . . . . .                           RCFD 8434         (3,951)   26.b.

27. Cumulative foreign currency translation adjustments. . . . . . .                           RCFD 3284           (748)   27.
28. Total equity capital (sum of items 23 through 27). . . . . . . .                           RCFD 3210      3,130,201    28.
29. Total liabilities, limited-life preferred stock, and equity
    capital (sum of items 21, 22, and 28). . . . . . . . . . . . . .                           RCFD 3300     49,335,206    29.


Memorandum
To be reported only with the March Report of Condition.
1.  Indicate in the box at the right the number of the statement below that best describes the most
    comprehensive level of auditing work performed for the bank by independent external                             Number
                                                                                                                ----------
    auditors as of any date during 1995  . . . . . . . . . . . . . . . . . . . . . . . . . . . RCFD 6724 ...... N/A         M.1.
                                                                                                                ----------

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company
    (but not on the bank separately)
3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

4.= Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)
5 = Review of the bank's financial statements by external auditors 6 = Compilation of the bank's financial statements by external auditors
7 = Other audit procedures (excluding tax preparation work)
8 = No external audit work

----------------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.